EX 99.1

FOR IMMEDIATE RELEASE

For further information contact:

Frank ten Brink at (847) 607-2012

Stericycle, Inc. Announces Expected Sale of

$175,000,000 of New 3.89% Seven-Year Senior Notes and

$225,000,000 of New 10-Year 4.47% Senior Notes

Lake Forest, Illinois, July 22, 2010—Stericycle, Inc. (NASDAQ:SRCL) today announced that it had received informal commitments from 22 institutional investors to purchase $175,000,000 of new 3.89% seven-year unsecured senior notes and $225,000,000 of new 10-year 4.47% unsecured senior notes.

Our issuance and sale of these notes to the purchasers is subject to the purchasers’ due diligence and other conditions, including our agreement with the purchasers on the form of a note purchase agreement and other documentation. We expect that the note purchase agreement will be signed in August 2010 and that the new senior notes will be issued in October 2010.

We will provide additional details about this expected private placement, which we are undertaking to diversify our capital structure and to take advantage of attractive interest rates, at our earnings conference call at 4:00 p.m., CDT, on July 28, 2010. The dial-in number to listen to and participate in the call is (866) 516-6872.

Safe Harbor Statement: Statements in this press release may contain forward-looking statements that involve risks and uncertainties, some of which are beyond our control (for example, general economic conditions). Our actual results could differ significantly from the results described in the forward-looking statements. Factors that could cause such differences include changes in governmental regulation of medical waste collection and treatment and increases in transportation and other operating costs, as well as the other factors described in our filings with the U.S. Securities and Exchange Commission. As a result, past financial performance should not be considered a reliable indicator of future performance, and investors should not use historical trends to anticipate future results or trends. We make no commitment to disclose any subsequent revisions to forward-looking statements.